UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2008

Federal-Mogul Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-52986	20-8350090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26555 Northwestern Highway, Southfield, Michigan	48033
(Address of principal executive offices)	(Zip Code)

(248) 354-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Federal-Mogul Corporation (the “Company”) entered into a President and CEO Stock Option Agreement with José Maria Alapont, its President and Chief Executive Officer, dated as of December 27, 2007 (as amended, the “Old Stock Option Agreement”). As previously disclosed in a Current Report on Form 8-K filed by the Company on February 14, 2008, the Company entered into Amendment No. 1 to the Old Stock Option Agreement, dated as of February 14, 2008 (the “Old Stock Option Agreement Amendment”). On February 15, 2008, the Old Stock Option Agreement and the Old Stock Option Agreement Amendment were cancelled by mutual written agreement of the Company and Mr. Alapont (the “Cancellation Agreement”).

On February 15, 2008, subject to obtaining the approval of the Company’s shareholders, the Company entered into a new Stock Option Agreement with Mr. Alapont dated as of February 15, 2008 (the “New President and CEO Stock Option Agreement”). Subject to shareholder approval, the New President and CEO Stock Option Agreement grants Mr. Alapont a non-transferable, non-qualified option (the “Option”) to purchase up to 4,000,000 shares of the Company’s Class A Common Stock subject to the terms and conditions described below. The exercise price for the Option is $19.50 per share, which is at least equal to the fair market value of a share of the Company’s Class A Common Stock on the date of grant of the Option. The Option expires on December 27, 2014 (the “Expiration Date”). The New President and CEO Stock Option Agreement provides for vesting as follows: 40% of the shares of Class A Common Stock subject to the Option are vested, and an additional 20% of the shares of Class A Common Stock subject to the Option shall vest on each of March 23, 2008, March 23, 2009 and March 23, 2010. If prior to March 23, 2010, Mr. Alapont’s employment with the Company (1) terminates by reason of death or Disability (as such term is defined in the Employment Agreement between the Company and Mr. Alapont dated February 2, 2005 (the “Employment Agreement”)), (2) is terminated by the Company without Cause (as such term is defined in the Employment Agreement) or (3) is terminated by Mr. Alapont for Good Reason (as such term is defined in the Employment Agreement), the Option shall be exercisable with respect to all of the shares of Class A Common Stock subject to the Option on the date of Mr. Alapont’s termination of employment (“Employment Termination Date”) and may thereafter be exercised by Mr. Alapont or his legal representative until and including the earlier to occur of (1) the date which is 90 days after the Employment Termination Date and (2) the Expiration Date. If Mr. Alapont’s employment with the Company terminates for any reason other than those set forth in the immediately preceding sentence, the Option shall be exercisable only to the extent it is exercisable on Mr. Alapont’s Employment Termination Date and may thereafter be exercised by Mr. Alapont or his legal representative until and including the earlier to occur of (1) the date which is 90 days after the Employment Termination Date and (2) the Expiration Date. Notwithstanding the above, (1) if the Company’s shareholders do not approve the grant of the Option pursuant to the New President and CEO Stock Option Agreement before December 31, 2008, then (A) the Option will not become exercisable with respect to any shares of Class A Common Stock subject to the Option and (B) the Option and the New President and CEO Stock Option Agreement will terminate on December 31, 2008, and (2) the Option only will become exercisable with respect to any shares of Class A Common Stock subject to the Option following the approval of the Option by the Company’s shareholders.

The foregoing descriptions of the Old Stock Option Agreement, Old Stock Option Agreement Amendment, Cancellation Agreement, New President and CEO Stock Option Agreement and Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements and are incorporated herein by reference as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	President and CEO Stock Option Agreement by and between the Company and José Maria Alapont dated as of December 27, 2007. (Incorporated by reference to Exhibit 4.6 to the Company’s Current Report on Form 8-K filed on January 3, 2008).

10.2	Amendment No. 1 to President and CEO Stock Option Agreement by and between the Company and José Maria Alapont dated as of February 14, 2008. (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated February 14, 2008).

10.3	Cancellation Agreement between the Company and José Maria Alapont dated as of February 15, 2008. *

10.4	President and CEO Stock Option Agreement by and between the Company and José Maria Alapont dated as of February 15, 2008. *

10.5	Employment Agreement by and between the Company and José Maria Alapont dated as of February 2, 2005. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated February 4, 2005).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Federal-Mogul Corporation
(Registrant)
Date: February 21, 2008
	By:	/s/ Robert L. Katz
Robert L. Katz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	President and CEO Stock Option Agreement by and between the Company and José Maria Alapont dated as of December 27, 2007. (Incorporated by reference to Exhibit 4.6 to the Company’s Current Report on Form 8-K filed on January 3, 2008).

10.2	Amendment No. 1 to President and CEO Stock Option Agreement by and between the Company and José Maria Alapont dated as of February 14, 2008. (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated February 14, 2008).

10.3	Cancellation Agreement between the Company and José Maria Alapont dated as of February 15, 2008. *

10.4	President and CEO Stock Option Agreement by and between the Company and José Maria Alapont dated as of February 15, 2008. *

10.5	Employment Agreement by and between the Company and José Maria Alapont dated as of February 2, 2005. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated February 4, 2005).

*	Filed herewith

4